Exhibit 3.1
AMENDED AND RESTATED
BYLAWS

OF

KINDER MORGAN, INC.
(a Delaware Corporation)
PREAMBLE
These Amended and Restated Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of Kinder Morgan, Inc., a Delaware corporation (the “Company”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the certificate of incorporation of the Company (as amended from time to time, the “Charter”), such provisions of the DGCL or the Charter, as the case may be, shall control.
ARTICLE I
Offices
1.1    Registered Office and Agent. The registered office and registered agent of the Company shall be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware.
1.2    Other Offices. The Company may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Company may require.
ARTICLE II
Meetings of Stockholders
2.1    Annual Meeting. An annual meeting of stockholders of the Company shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.
2.2    Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or the board of directors, and shall be called by the Chairman of the Board, Chief Executive Officer or President at the request in writing of the stockholders of record of not less than twenty percent (20%) of all voting power entitled to vote at such meeting. A special meeting shall be held on such date and at such time as shall be designated by the Person(s) calling the meeting and stated in the notice of the meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.
2.3    Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting by the board of directors. Meetings of stockholders shall be held at the principal office of the Company unless another place is designated for meetings in the notice of the meeting or in the manner provided herein. The board of directors may determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL.
2.4    Notice. Notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the special meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or Person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his or her address as it appears on the records of the Company. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.
2.5    Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Company who has charge of the Company’s stock ledger, either directly or through another officer appointed by him or her or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days ending on the day prior to such meeting, such list shall be kept on file at the principal place of business of the Company and shall be open to examination by any stockholder for any purpose germane to such meeting during ordinary business hours.
2.6    Quorum. The holders of shares representing a majority of the voting power of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Charter, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Company, may adjourn the meeting from time to time, without notice other than announcement of such adjournment at the meeting or display of such adjournment, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by remote communication (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted that may have been transacted at the original meeting had a quorum been present; provided, however, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7    Required Vote; Withdrawal of Quorum. After a quorum is present at any meeting, the affirmative vote of a majority of the votes cast with respect to each matter brought before such meeting shall determine the outcome of the vote on such matter, unless the matter is one on which, by express provision of the Charter, these Bylaws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.8    Method of Voting; Proxies. Each outstanding share having voting power shall be entitled to the number of votes specified in the Charter. Elections of directors need not be by written ballot. Stockholders shall have no right to cumulate votes in the elections of directors. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in the manner provided by law by the stockholder or by his or her duly authorized attorney in fact. Each such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed, only for purposes of determining whether three (3) years have passed since its execution, to have been executed on the date it was delivered to or filed with the Secretary of the Company. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.
2.9    Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:
(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.
(b)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
(c)    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.10    Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, shall preside at all meetings of stockholders and may adopt rules and regulations for the conduct of the meeting. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed at the meeting by a majority of the directors present at such meeting.
2.11    Inspectors. To the fullest extent required by law, the Company shall, in advance of any meeting of stockholders appoint one (1) or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or if inspectors shall not have been appointed, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
2.12    Advance Notice of Stockholder Nominations and Proposals.
(a)    Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the Company’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, any committee thereof, the Chairman of the Board or the Chief Executive Officer or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Company at the time the notice provided for in this Section 2.12 is given, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.12. In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, (1) the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a), and either Section 2.12(b) or Section 2.12(c) below, as applicable, in writing to the Secretary of the Company even if such matter is already the subject of (A) any notice to the stockholders from the board of directors or (B) any press release of the Company reported by a national news service or filed by the Company with the Securities and Exchange Commission (a “Public Disclosure”), (2) in the case of director nominations, (A) the Proposing Stockholder must have complied in all respects with the requirements of Regulation 14A under the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (the “SEC”)) and (B) the Proposing Stockholder shall not have provided notice with respect to a number of director nominees that is greater than the number of directors to be elected at such meeting, and (3) the board of directors or an officer of the Company designated thereby shall have determined that the Proposing Stockholder has satisfied the requirements of this Section 2.12. To be timely, a Proposing Stockholder’s notice must be addressed to the Secretary of the Company and delivered to or mailed and received at the principal place of business of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date, notice by the Proposing Stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting (or any Public Disclosure thereof) commence a new notice time period (or extend any notice time period). Notwithstanding anything in this Section 2.12(a) to the contrary, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2.12(a) and there is no Public Disclosure by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Proposing Stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for the additional directorship positions, if it shall be delivered to the Secretary of the Company at the principal place of business of the Company not later than the close of business on the tenth (10th) day following the day on which such Public Disclosure is first made by the Company.
(b)    Stockholder Nominations. For the nomination of any person or persons for election to the board of directors, a Proposing Stockholder’s notice to the Secretary of the Company shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number, class and series of shares of capital stock of the Company which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director of the Company in an election contest (even if an election contest is not involved) under the rules of the SEC, (v) the consent of each such nominee (A) to being named as a nominee of the Proposing Stockholder, (B) to being named in the Company’s form of proxy pursuant to Rule 14a-19 under the Exchange Act, and (C) to serving as a director of the Company if elected, (vi) a written questionnaire completed and signed by each such nominee with respect to the background and qualifications of such nominee (which questionnaire shall be provided by the Secretary of the Company upon written request of any stockholder of record within ten (10) days of such request), (vii) each such nominee’s written representation and agreement (in the form provided by the Secretary of the Company upon written request of any stockholder of record within ten (10) days of such request): (A) that such nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (B) that such nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or nomination as a director of the Company that has not been disclosed to the Company, and (C) that such nominee would, if elected as a director of the Company, comply with all of the Company’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Company’s directors and, if elected as a director of the Company, such nominee currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years between or among the Proposing Stockholder, any beneficial owner on whose behalf the nomination is made or any of their respective affiliates or associates (including their names), on the one hand, and any such nominee or his or her affiliates or associates (including their names), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Proposing Stockholder and any beneficial owner on whose behalf the nomination is made, if any, and any affiliate or associate thereof, were the “registrant” for purposes of such rule and such nominee were a director or executive officer of such registrant; (ix) any information that each such nominee would be required to disclose pursuant to clause (xi) of this Section 2.12(b) if such nominee were a Proposing Stockholder; (x) an undertaking by the Proposing Stockholder to notify the Company in writing of any change in the information called for by clauses (i) through (ix) above as of the record date of the annual meeting, by notice received by the Secretary of the Company at the principal place of business of the Company not later than the tenth (10th) day following such record date; and (xi) as to the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination is being made, and each of their respective affiliates and associates: (A) the name and address of the Proposing Stockholder, as they appear on the Company’s books, such beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, (B) the number, class and series of shares of the Company which are, directly or indirectly, owned beneficially and of record by the Proposing Stockholder, such beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, as of the date of the Proposing Stockholder’s notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder, such beneficial owner, if any, any of their affiliates or associates, and any other person or persons (including their names), including, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder, such beneficial owner, if any, or any of their affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or such beneficial owner, if any, or any of their affiliates or associates with respect to shares of stock of the Company (a “Derivative Instrument”), (E) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement or understanding pursuant to which the Proposing Stockholder, such beneficial owner, if any, or any of their respective affiliates or associates, has the right to vote any shares of any security of the Company, (F) any short interest of the Proposing Stockholder, such beneficial owner, if any, or any of their respective affiliates or associates, in any security of the Company (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement or understanding, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (G) any rights to dividends on the shares of the Company owned beneficially by the Proposing Stockholder, such beneficial owner, if any, or any of their respective affiliates or associates, that are separated or separable from the underlying shares of capital stock of the Company, (H) any proportionate interest in shares of capital stock of the Company or Derivative Instruments, held, directly or indirectly, by a general or limited partnership in which the Proposing Stockholder, such beneficial owner, if any, or any of their respective affiliates or associates, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (I) any performance related fees (other than an asset-based fee) that the Proposing Stockholder, such beneficial owner, if any, or any of their respective affiliates or associates, is entitled to based on any increase or decrease in the value of shares of capital stock of the Company or Derivative Instruments, if any, (J) a representation that the Proposing Stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (K) a representation whether the Proposing Stockholder, such beneficial owner, if any, or any of their respective affiliates or associates, intends to deliver a proxy statement and form of proxy to, and to solicit proxies from stockholders in support of the nomination from, holders of the requisite percentage of the Total Voting Power under Rule 14a-19 under the Exchange Act, (L) any other information relating to such Proposing Stockholder, such beneficial owner, if any, and any of their respective affiliates or associates, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (M) an undertaking by the Proposing Stockholder and beneficial owner, if any, to notify the Company in writing of any change in the information called for by clauses (A) through (L) of clause (xi) of Section 2.12(b) as of the record date of such meeting, by notice received by the Secretary of the Company at the principal place of business of the Company not later than the tenth (10th) day following such record date, and (N) an undertaking by the Proposing Stockholder to notify the Company in writing not later than the tenth (10th) day prior to the date of such meeting if the Proposing Stockholder no longer intends to solicit proxies in support of the nomination. The Company, as a condition of any such nomination being deemed properly brought before an annual meeting, may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company, that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, any information required pursuant to any undertaking delivered pursuant to this Section 2.12, or such other information as the Company may reasonably request. No nominee of a stockholder (or stockholders) who has (or have) failed to comply with the requirements of this Section 2.12(b) shall be eligible to serve as a director of the Company. Notwithstanding anything to the contrary in this Section 2.12(b), the Proposing

Stockholder’s notices to the Secretary of the Company pursuant to this Section 2.12(b) shall be required to provide information concerning affiliates and associates only to the extent known to, or to the extent such information should be known after the exercise of reasonable diligence by, the nominee, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made. For purposes of this Section 2.12(b), the terms “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the term “beneficial owner” shall have the meaning set forth Rule 13d-3 of the Securities Act.
(c)    Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Company shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business (including a complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend any Company document, the language of the proposed amendment), (iii) the reasons for conducting such business at the annual meeting, (iv) any material interests in such business of the Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (v) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and (vi) the information required by Section 2.12(b)(xi) above.
(d)    Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12 (other than matters properly brought under Rule 14a-8 under the Exchange Act or any successor rule thereto and included in the Company’s proxy statement that has been prepared to solicit proxies for such annual meeting), and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business at an annual meeting pursuant to this Section 2.12 does not provide the additional information required under the representations in Sections 2.12(b)(xi)(B) through (L) to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company. Unless otherwise required by law, if a Proposing Stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) fails to comply with any requirements of this Section 2.12 or Rule 14a-19 under the Exchange Act or any other applicable rules or regulations thereunder, then the Company shall treat any votes received for such Proposing Stockholder’s nominees as abstentions and its nomination shall be disregarded. The requirements of this Section 2.12 are included to provide the Company notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Company as a condition precedent to bringing any such business before an annual meeting.
(e)    Special Meeting of Stockholders. To be properly brought before a special meeting of the stockholders, nominations or such other business must be specified in the Company’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the board of directors or any committee thereof, the Chairman of the Board or the Chief Executive Officer or (2) provided that the board of directors pursuant to Section 2.2 hereof has determined that directors shall be elected at such meeting, by any stockholder of the Company who (a) is a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company and at the time of the special meeting, (b) is entitled to vote at the special meeting and (c) complies with the notice procedures and conditions set forth in this Section 2.12 (including the information requirements in Section 2.12(a)) as to such nomination. For the avoidance of doubt, clause (2) of the foregoing sentence of this Section 2.12(e) shall be the exclusive means for a stockholder to propose nominations of persons for election to the board of directors at a special meeting of stockholders at which directors are to be elected. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if a stockholder’s notice meeting the requirements of Section 2.12(a) shall be delivered to the Secretary of the Company at the principal place of business of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting as to which notice has been sent to stockholders, or any Public Disclosure with respect thereto, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
2.13    Proxy Access for Director Nominations.
(a)    Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.13, the Company shall include in its proxy statement, on its form proxy and on any ballot distributed at such annual meeting, in addition to any persons nominated for election by the board of directors or any committee thereof, the name, together (in the case of the proxy statement) with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the board of directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 2.13 (such stockholder or stockholder group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 2.13 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Company’s proxy materials pursuant to this Section 2.13. For purposes of this Section 2.13, in calculating the number of stockholders in a group seeking to qualify as an Eligible Stockholder, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be counted as one stockholder. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period, shall apply to each member of such group;

provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. For purposes of this Section 2.13, the “Required Information” that the Company will include in its proxy statement is the information provided to the Secretary of the Company concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of the candidacy of such Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.13, the Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Company may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(b)    To be timely, the Notice of Proxy Access Nomination must be addressed to the Secretary of the Company and delivered to, or mailed to and received by, the Secretary of the Company no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from the anniversary date of the previous year’s annual meeting, notice by the Proposing Stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination.
(c)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Company’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two and (ii) 20% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.13 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the maximum number of Stockholder Nominees included in the Company’s proxy materials shall be calculated based on the number of directors in office as so reduced. The following individuals shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.13 has been reached: (i) any individual nominated by an Eligible Stockholder for inclusion in the Company’s proxy materials pursuant to this Section 2.13 whom the board of directors decides to nominate as a nominee of the board of directors, (ii) any director in office as of the Final Proxy Access Nomination Date who was included in the Company's proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the preceding clause (i)) and whom the board of directors decides to nominate for re-election to the board of directors, (iii) any nominee recommended by the board of directors who will be included in the Company's proxy materials pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Company by such stockholder or group of stockholders) and (iv) any individual nominated by an Eligible Stockholder for inclusion in the Company’s proxy materials pursuant to this Section 2.13 but whose nomination is subsequently withdrawn. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 2.13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of nominees provided for in this Section 2.13. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of nominees provided for in this Section 2.13, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 from each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Company’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Company. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements of this Section 2.13 (y) thereafter is nominated by the board of directors or (z) thereafter is not included in the Company’s proxy materials or is not submitted for election as a director (in either case in this clause (z), as a result of the Nominating Stockholder becoming ineligible or withdrawing its nomination, the Stockholder Nominee becoming unwilling or unable to serve on the board of directors or the Eligible Stockholder or the Stockholder Nominee failing to comply with the provisions of this Section 2.13), no other nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for director election in substitution thereof.
(d)    For purposes of this Section 2.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Company as to which the stockholder possesses both:
(i)    the full voting and investment rights pertaining to the shares; and
(ii)    the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:
(x)    sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

(y)    borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or
(z)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:
(1)    reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or
(2)    hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.
A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder (i) has the power to recall such loaned shares on five (5) business days’ notice, (ii) recalls such loaned shares within five (5) business days’ notice of being notified that its Stockholder Nominee will be included in the Company’s proxy materials for the applicable annual meeting and (iii) holds such loaned shares through the date of the applicable annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Company are “owned” for these purposes shall be determined by the board of directors or any committee thereof. For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations under the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 2.13.
(e)    In order to make a nomination pursuant to this Section 2.13, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the Company’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Company in accordance with this Section 2.13 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 2.13, the “Required Ownership Percentage” shall be at least 3%. For purposes of this Section 2.13, the “Minimum Holding Period” shall be at least 3 years.

Within the time period specified in this Section 2.13 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Company:
(i)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Company, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(ii)    a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(iii)    the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.12(b) of these Bylaws;
(iv)    the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;
(v)    a representation and agreement that the Eligible Stockholder:
(A)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not at present have such intent;
(B)    at present intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting;
(C)    has not nominated and will not nominate for election any individual as a director at the annual meeting, other than its Stockholder Nominee(s);
(D)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting, other than its Stockholder Nominee(s) or a nominee of the board of directors;
(E)    agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material;
(F)    will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and
(G)    as to any two or more funds whose shares are aggregated to count as one stockholder for the purpose of constituting an Eligible Stockholder, within five business days after the date of the Notice of Proxy Access Nomination, will provide to the Company documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy the requirements of the second sentence of subsection (a) of this Section 2.13;
(vi)    an undertaking that the Eligible Stockholder agrees to:
(A)    assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company;
(B)    indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of the Eligible Stockholder’s efforts to elect a Stockholder Nominee pursuant to this Section 2.13; and
(C)    file with the SEC any solicitation made to the Company’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and
(vii)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f)    Within the time period specified in this Section 2.13 for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary of the Company (which shall be deemed to be part of the Notice of Proxy Access Nomination for purposes of this Section 2.13):
(i)    the information required with respect to persons whom a stockholder proposes to nominate for election or reelection as a director by Section 2.12(b) of these Bylaws;
(ii)    a written representation and agreement that such person:
(A)    will act as a representative of all of the stockholders of the Company while serving as a director;
(B)    is not and will not become a party to (I) a Voting Commitment that has not been disclosed to the Company or (II) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Company, with such Stockholder Nominee’s fiduciary duties under applicable law;
(C)    is not or will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or nomination as a director that has not been disclosed to the Company;
(D)    will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, as well as the applicable provisions of these Bylaws; and
(E)    will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading).
At the request of the Company, the Stockholder Nominee(s) must promptly complete, sign and submit all questionnaires required of directors and officers of the Company. The Company may request such additional information as necessary to permit the board of directors to determine if each Stockholder Nominee satisfies the requirements of this Section 2.13 or if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Company’s directors.
(g)    In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Company or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.13.
(h)    The Company shall not be required to include, pursuant to this Section 2.13, a Stockholder Nominee in its proxy materials for any meeting of stockholders, any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Company:
(i)    if the Secretary of the Company receives a notice (whether or not subsequently withdrawn) that a stockholder proposes to nominate any person for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.12(b) of these Bylaws;
(ii)    who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the

SEC and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the Company’s directors, in each case as determined by the board of directors;
(iii)    who does not satisfy the required characteristics for members of the board of directors identified in the Company’s Governance Guidelines;
(iv)    whose election as a member of the board of directors would cause the Company to be in violation of these Bylaws, the Charter, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, or any applicable state or federal law, rule or regulation;
(v)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;
(vi)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;
(vii)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
(viii)    if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof; or
(ix)    the Eligible Stockholder or applicable Stockholder Nominee breaches or fails to comply with the requirements of or its obligations pursuant to these Bylaws, including, but not limited to, this Section 2.13 and any agreement, representation or undertaking required by this Section 2.13.
(i)    Notwithstanding anything to the contrary set forth herein, the board of directors or the chairperson of the meeting of stockholders shall declare a nomination to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if:
(i)    the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached the requirements of or its or their obligations under this Section 2.13, as determined by the board of directors or the chairperson of the meeting of stockholders; or
(ii)    the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.13.
(j)    Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (B) does not receive a number of votes cast in favor of his or her election at least equal to 20% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Stockholder Nominee's election (excluding abstentions) will be ineligible to be a Stockholder Nominee pursuant to this Section 2.13 for the next two annual meetings. For the avoidance of doubt, this Section 2.13(j) shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 2.12 of these Bylaws.
(k)    No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 2.13 per each annual meeting of stockholders.
(l)    Except for a nomination made in accordance with Rule 14a-19 under the Exchange Act and complying with the requirements of Section 2.12, this Section 2.13 shall be the exclusive method for stockholders to include nominees for director in the Company’s proxy materials.
2.14    No Actions Without Meeting. Any vote or similar action required or permitted to be taken by the holders of the common stock of the Company must be effected at a duly called annual or special meeting of holders of the common stock of the Company entitled to vote or take such similar action with respect to a particular corporate action, including the election of directors, and may not be effected by any consent in writing by such stockholders.
ARTICLE III
Directors
3.1    Management. The business and property of the Company shall be managed by or under the direction of the board of directors. Subject to the restrictions imposed by law, the Charter, or these Bylaws, the board of directors may exercise all the powers of the Company.
3.2    Number; Qualification; Election; Term.
(a)    The number of directors shall be as fixed from time to time by resolution of a majority of the board of directors. An individual does not need be a stockholder of the Company or a resident of the State of Delaware in order to qualify for election as a director. Each director must have attained the age of majority.
(b)    Except as otherwise required by law, the Charter or these Bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. A nominee for director shall be elected to the board of directors if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” such nominee’s election. In such an election, stockholders will be given only the choice to cast votes “for” or “against” the election of a director, or to “abstain” from such vote. Abstentions will not be counted as votes cast either “for” or “against” a nominee’s election. Notwithstanding the foregoing, however, if the board of directors determines that, as of the tenth (10th) day before the Company first sends its notice of meeting for such meeting to the stockholders, the number of nominees exceeds the number of directors to be elected at such meeting, directors shall be elected by the affirmative vote of a plurality of the votes cast. In such an election, stockholders will be given only the choice to cast votes “for” the election of a director or to “withhold” their votes. Each director so chosen shall hold office until the first annual meeting of stockholders held after his or her election and until his or her successor is elected and qualified or, if earlier, until his or her death, resignation, or removal from office.
3.3    Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.
3.4    Removal. Except as otherwise provided in the Charter or these Bylaws, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of shares representing a majority of the Total Voting Power.
3.5    Vacancies. Vacancies on the board of directors, however resulting, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of stockholders held after his or her election and until his or her successor is elected and qualified or, if earlier, until his or her death, resignation, or removal from office.
3.6    Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Company, except as otherwise provided by law, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.
3.7    First Meeting. Each newly-elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.
3.8    Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be approved from time to time by the board of directors. Notice of such regular meetings shall not be required.
3.9    Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or the President, or by at least two (2) directors, acting jointly.
3.10    Notice. The Secretary or the person(s) calling the meeting shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
3.11    Quorum; Required Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice to the fullest extent permitted by law. The affirmative vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors unless the vote of a greater number is required by law, the Charter, or these Bylaws.
3.12    Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors by the affirmative vote of a majority of the directors present. The Secretary of the Company shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute books of the Company.
3.13    Presumption of Assent. A director of the Company who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.14    Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.
3.15    Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board of directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or committee thereof.
ARTICLE IV
Committees
4.1    Designation. The board of directors may, by resolution, designate one (1) or more committees. The board of directors, by resolution, shall designate and appoint an audit committee, a compensation committee and a corporate governance and nominating committee and may designate and appoint one (1) or more other committees under such names and for such purpose or function as may be deemed appropriate.
4.2    Number; Qualification; Term. Each committee shall consist of one (1) or more directors appointed by resolution adopted by the board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by the board of directors.
4.3    Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Company, except to the extent expressly restricted by law, the Charter, or these Bylaws.
4.4    Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
4.5    Alternate Members of Committees. Subject to the terms of the charter of any committee or the resolutions authorizing such committee, the board of directors may designate one (1) or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member, subject to the terms of the charter of, or resolutions authorizing, such committee.
4.6    Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be approved from time to time by the committee and communicated to all members thereof.
4.7    Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
4.8    Quorum; Required Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. To the fullest extent permitted by law, if a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The affirmative vote of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Charter, the charter of such committee, the resolutions authorizing such committee or these Bylaws.
4.9    Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Company for placement in the minute books of the Company.

4.10    Compensation. Committee members may, by resolution adopted by the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary or other compensation.
4.11    Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.
ARTICLE V
Notice
5.1    Method. Whenever by statute, the Charter, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his or her address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Company, or (b) by any other method permitted by law (including, without limitation, by overnight courier service, facsimile or other form of electronic transmission, provided such other form of electronic transmission creates a record that may be retained, retrieved, and reviewed by the recipient thereof, may be directly reproduced in paper form by such recipient, and such recipient has consented to the delivery of notice by such method). Any notice required or permitted to be given to a stockholder by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any such notice required or permitted to be given to any committee member, director or stockholder: by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid; or by facsimile or other form of electronic transmission shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.
5.2    Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Company by statute, the Charter, or these Bylaws, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, so long as such stockholder, director or committee member does not object to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE VI
Officers
6.1    Number; Titles; Term of Office. The officers of the Company shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and, if elected by the board of directors, a Chairman of the Board (who also may be an Executive Chairman), and such other officers as the board of directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to be elected or appointed and to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall be appointed or elected by the board of directors and shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. None of the officers need be a stockholder or a resident of the State of Delaware or, except in the case of the Chairman of the Board, a director of the Company.
6.2    Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors with or without cause at any time. This Section 6.2 shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights except pursuant to Article VIII.
6.3    Vacancies. Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled by the board of directors.
6.4    Authority. Officers shall have such authority and perform such duties in the management of the Company as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.
6.5    Compensation. The compensation, if any, of officers and agents elected or appointed by the board of directors shall be fixed from time to time by the board of directors or by the compensation committee and, with respect to the compensation of the Chief Executive Officer, such other approvals are required pursuant to applicable stock exchange requirements.
6.6    Chairman of the Board. The Chairman of the Board (who also may be an Executive Chairman), if one is elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Company.
6.7    Chief Executive Officer. The Chief Executive Officer shall have general supervision, management, direction and control of the business and affairs of the Company and shall see that all orders and resolutions of the board of directors are carried into effect. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the board of directors may from time to time prescribe.
6.8    Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Company and shall see that all financial orders and resolutions of the board of directors are carried into effect. The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the board of directors, the Chief Executive Officer, or the Chairman of the Board may from time to time prescribe.
6.9    President. The President shall have the general powers and duties of management usually vested in the office of president of a corporation (in circumstances where such corporation also maintains the office of chief executive officer) and shall perform such other duties and possess such other authority and powers as the board of directors, the Chief Executive Officer, or the Chairman of the Board may from time to time prescribe.

6.10    Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the board of directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the Chief Executive Officer or the President during that officer’s absence or inability to act, unless the board of directors designates another officer to do so. As between the Company and third parties, any action taken by a Vice President (or such other officer designated by the board of directors) in the performance of the duties of the Chief Executive Officer or the President shall be conclusive evidence of the absence or inability to act of the Chief Executive Officer or the President at the time such action was taken.
6.11    Treasurer. The Treasurer shall have custody of the Company’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the President.
6.12    Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the board of directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during such officer’s absence or inability to act.
6.13    Secretary. Except as otherwise provided in these Bylaws or determined by the board of directors, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he or she shall attend to the giving and service of all notices. He or she may sign with the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, in the name of the Company, all contracts of the Company. He or she may sign with the Chairman of the Board, the President or a Vice President all certificates for shares of stock of the Company, and he or she shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Company during ordinary business hours. He or she shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, the Chief Executive Officer and the President.
6.14    Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the board of directors, the Chairman of the Board, the Chief Executive Officer or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE VII
Certificates and Stockholders
7.1    Certificates for Shares. Shares of stock in the Company shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the board of directors. In the event shares of stock are represented by certificates, such certificates shall be registered upon the books of the Company and signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof; provided, however, that no such seal of the Company shall be required thereon. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar whether because of death, resignation or otherwise before such certificate is issued by the Company, such certificate may nevertheless be issued and delivered by the Company with the same effect as if the person who signed such certificate or whose facsimile signature has been placed upon such certificate had not ceased to be an officer, transfer agent, or registrar at the date of issue. All certificates for shares of stock shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and the number of shares.
7.2    Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Company and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond with a surety or sureties satisfactory to the Company in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Company in respect of the certificate or certificates alleged to have been lost or destroyed.
7.3    Transfer of Shares. Shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives. If the shares of stock are represented by certificates, then upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company or its transfer agent shall issue a new certificate to the Person entitled thereto, cancel the old certificate, and record the transaction upon its books.
7.4    Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5    Regulations. The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Company.
ARTICLE VIII
Indemnification
8.1    Indemnification of Directors and Officers. The Company shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a director or officer of the Company or (b) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent, or similar function of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise, at any time during which these Bylaws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), and whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in such other capacity while serving as an a director or officer, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Company to provide greater indemnification rights than said law permitted the Company to provide prior to such amendment or modification) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.
8.2    Contract Rights. The indemnification permitted by this Article VIII shall be a contract right and as such shall run from the Company (and any successor of the Company by operation of law or otherwise) to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company while this Article VIII is in effect. Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Company with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII.
8.3    Request for Indemnification. To obtain indemnification under these Bylaws, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum of the board of directors consisting of Disinterested Directors (as hereinafter defined) or by a committee of Disinterested Directors appointed by the board of directors, or (ii) if a quorum of the board of directors consisting of Disinterested Directors or a committee of Disinterested Directors is not obtainable or, even if obtainable, such quorum or committee of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors or a committee of Disinterested Directors so directs, by a majority vote of the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the claimant (subject to the consent of the board of directors, not to be unreasonably withheld or delayed) unless the claimant shall request that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination. A “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant. An “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall be a Person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under these Bylaws.
8.4    Advancement of Expenses. A claimant shall have the right to be paid by the Company expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended or modified, only to the extent that such amendment or modification permits the Company to provide greater rights to advancement of expenses than said law permitted the Company to provide prior to such amendment or modification, upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company against such expenses as authorized by this Article VIII, if such undertaking is required by the DGCL. Such advances shall be paid by the Company within twenty (20) calendar days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time (including such undertaking if required by the DGCL), and shall not require any action by the board of directors. The board of directors may authorize the Company’s counsel to represent such director or officer in any such proceeding, whether or not the Company is a party to such proceeding.
8.5    Judicial Proceedings. If a claim for indemnification is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, or if a claim for advancement of expenses is not paid in full by the Company within twenty (20) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim to the fullest extent permitted by law. In any such suit:
(a)    It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Company.

(b)    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(c)    Neither the failure of the Company (including its board of directors or any committee thereof, Independent Counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Company (including its board of directors or any committee thereof, Independent Counsel, or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible.
(d)    If a determination shall have been made pursuant to Section 8.3 that the indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8.5. To the fullest extent permitted by law, the Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8.5 that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of these Bylaws.
8.6    Non-Exclusive Right. The rights conferred under this Article VIII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise and shall continue as to a person who has ceased to be a director, officer, employee or agent, as applicable, and shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.
8.7    Indemnification of Others. The Company may additionally indemnify and/or provide advancement of expenses to any employee or agent of the Company or any other person to the fullest extent permitted by law.
8.8    Proceedings. As used in this Article VIII, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
8.9    Other Agreements. The Company may adopt bylaws or enter into agreements with directors, officers or other persons for the purpose of providing for indemnification and/or the advancement of expenses.
8.10    Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent, or similar function of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise. To the extent that the Company maintains any policy or policies providing such insurance, each indemnitee to which rights to indemnification have been granted in this Article VIII in its capacity as a director or an officer, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such indemnitee.
ARTICLE IX
Miscellaneous Provisions
9.1    Books and Records. The Company shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class (and series, if any) of the shares held by each.
9.2    Fiscal Year. The fiscal year of the Company shall be the calendar year unless changed by the board of directors.
9.3    Seal. The seal of the Company shall be such as from time to time may be approved by the board of directors.
9.4    Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice (or by electronic transmission) to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
9.5    Securities of Other Entities. The Chairman of the Board, the Chief Executive Officer, the President, any Vice President of the Company and any other officer authorized by the board of directors shall have the power and authority to vote or consent in respect of, and to exercise any and all of the rights and powers incident to the ownership of, any securities of another issuer that may be held or owned by the Company and to make, execute, and deliver any waiver, proxy or consent in respect of any such securities, to the extent that such actions are in the ordinary course of business of the Company or as authorized by the board of directors.
9.6    Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9.8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.7    Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
9.8    Mortgages, etc. In respect of any deed, deed of trust, mortgage, or other instrument executed by the Company through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Company shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.
9.9    Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
9.10    References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate. Whenever the words “included,” “includes,” or “including” are used in these Bylaws, they shall be deemed to be followed by the words “without limitation.”
9.11    Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders holding shares representing two-thirds of Total Voting Power or by the board of directors at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.
9.12    Forum Selection. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.12.
ARTICLE X
Definitions
Capitalized terms used and not otherwise defined in these Bylaws shall have the meaning given or referenced below:
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
“Person” means any individual, corporation, company, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Company owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then owned of record by such Person.
“Voting Securities” means shares of Class P common stock of the Company and any other securities of the Company entitled to vote generally in the election of directors of the Company.
* * * * *
The undersigned, the Secretary of the Company, hereby certifies that the foregoing Amended and Restated Bylaws were adopted by the board of directors of the Company on January 22, 2025.

/s/ R. Eric McCord
R. Eric McCord
Vice President and Secretary